UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2018

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 10, 2018, Aceto Corporation, a New York corporation (the “Company”), was informed that the Company’s subsidiary, Acetris Health, LLC (“Acetris”), received a favorable ruling from the United States Court of Federal Claims (the “Court”), in Acetris Health, LLC v. United States, invalidating the U.S. Department of Veterans Affairs’ (the “VA”) interpretation of the Trade Agreements Clause, which had resulted in the termination of 11 Acetris contracts with the VA for the purchase of certain finished dosage pharmaceutical products that contained ingredients sourced from India, based on non-compliance with the Trade Agreements Clause.  The Trade Agreement Clause generally requires U.S. government agencies to buy products manufactured in the United States.

Finding in favor of Acetris, the Court granted a declaratory judgment establishing that under the federal Buy America Act the agencies are permitted to buy domestic end products, including commercial off-the-shelf products like generic drugs, that are manufactured in the United States when the Trade Agreements Clause is incorporated in government supply contracts, even if their components are not all manufactured in the United States. Although Department of Defense (the “DoD”) contracts were not at issue in the case, the decision also impacts Acetris’ ability to supply DoD with its products. The government has 60 days to appeal the Court’s decision.  Acetris may seek new contracts with these agencies, but no assurance can be given that any such contracts will be awarded.

Additional details are contained in the Company’s press release issued on July 16, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description.

	99.1	Press Release, dated July 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: July 16, 2018	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO